CHEYENNE SOFTWARE, INC. EMPLOYMENT AGREEMENT
                           Employee: Michael B. Adler


         EMPLOYMENT AGREEMENT made effective this 1st day of July, 1995 (hereinafter referred to as "Employment Agreement") between Cheyenne Software, Inc., a Delaware corporation (hereinafter referred to as the "Corporation") and Michael B. Adler with an address at 64 Morewood Oaks, Port Washington, NY 11050 (hereinafter referred to as the "Employee").

         WHEREAS, the Employee has substantial experience as a corporate attorney;

         WHEREAS, the Employee desires to be employed by the Corporation as Vice President and General Counsel, and the Corporation desires that the Employee be so employed, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties intending to be legally bound, agree as follows:

         1. Term of Employment. Subject to the approval of the Corporation's
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Board of Director's, the Corporation hereby employs the Employee as Vice
President and General Counsel, and the Employee hereby agrees to serve the Corporation in such capacity for the period commencing on the date first written above, (the "Effective Date"), and ending on June 30, 1997 (hereinafter referred to as the "Employment Period"), unless sooner terminated as hereinafter provided.

         2. Scope of Duties. The Employee shall serve as Vice President and
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General Counsel and shall be responsible for management of the legal affairs of the Corporation. The Employee shall report and be responsible to the Chief Financial Officer or other person designated by the President or the Board of Directors. The Employee's performance shall be reviewed annually.

         3. Time To Be Devoted to Employment. The Employee shall, except during
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vacation periods or absences due to temporary illness, devote substantially all of his professional and business time, attention and energies to his duties and responsibilities hereunder, and except for business trips which shall be necessary or desirable in the Corporation's business, shall render such services at the principal office of the Corporation. Nothing herein contained shall prevent or be construed as preventing the Employee from holding or purchasing five (5%) percent or less of any class of stock or securities of a corporation which is listed on a national securities exchange or regularly traded in the over-the-counter market, or making other investments or participating in


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business ventures not in competition with the business of the Corporation, as long as such investments and business ventures shall not require any time during normal business hours and do not conflict with his duties or obligations to the Corporation as provided in this Employment Agreement.

         4. Direct Compensation. (a) In consideration for services rendered and
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to be rendered by the Employee hereunder during the Employment Period, the
Employee shall receive a salary of One Hundred Twenty Thousand ($120,000) Dollars per year, which shall be paid semi-monthly ($5,000.00) in arrears or at such other intervals as other employees are paid.

         (b) Employee shall be eligible to receive additional payments or bonuses which will be determined by Cheyenne's top management and Board of Directors based on personal and corporate objectives and achievements.

         5. Fringe Benefits. The Employee shall be entitled to participate in
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any and all fringe benefits and/or plans, generally afforded to other employees of the Corporation (to the extent the Employee otherwise qualifies therefor under the specific terms and conditions of each such benefit), including, without limitation, group disability, life insurance, medical insurance and pension plans (401K) which are, or which may become available generally to senior personnel of the Corporation. The Employee shall be entitled to unlimited vacation time during each year of the Employment Period. The Corporation shall reimburse the Employee in an amount equal to $500 per month for expenses relating to an automobile used by the Employee in connection with the business of the Corporation.

         6.  Termination of Employment.  During the Employment Period, the
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Employee's employment may be terminated by the President, the Board of
Directors or the Executive Committee of the Corporation on the occurrence of any one or more of the following events:

                  a.  The death of the Employee;

                  b. The failure by the Employee to substantially perform his duties and hereunder, owing to physical or mental incapacity (hereinafter referred to as "disability"), which disability shall continue for more than four
(4) consecutive months or an aggregate or more than six (6) months in any calendar year; or

                  c. For "Cause", which shall mean (i) the willful failure by the Employee to substantially perform his duties hereunder (including the breach of any provision of Section 9 and/or 10 hereof), for reasons other than death or disability; (ii) the willful engaging by the Employee in misconduct materially injurious to the Corporation; or (iii)


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the commission by the Employee of an act constituting common law fraud or a felony against the Corporation.

         7. Death Benefit. In addition to all other insurance and similar death
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benefits generally made available to employees of the Corporation, if Employee's death occurs during the term of the Employment Period, the Corporation shall provide a death benefit to the estate of the Employee equal to one hundred percent (100%) of the Employee's then current annual Base Salary at the date of death. Such death benefit shall be payable as may be determined by the Corporation, but not less often than twelve (12) equal monthly installments, payable on the last day of each month, commencing in the month subsequent to the month in which the death occurs.

         8. Severance Payment. (a) If the Corporation and the Employee do not
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enter into a renewal agreement to be effective July 1, 1997 for a period of at least two years and containing similar terms and conditions to those set forth herein, then the Corporation will pay the Employee, as additional compensation, an amount equal to thirty (30%) of the Employee's then current annual Base Salary, as determined under Section 4, payable semi-monthly in arrears for the six months ending December 31, 1997; such compensation is hereunder referred to as the "Severance Payment".

         (b) Notwithstanding the provisions of Section 8 (a) above, the Employee will not receive the Severance Payment if,

               (i) the Corporation declines to enter into a renewal agreement with the Employee because the Employee breached the confidentiality and/or non-compete provisions of this Agreement or any other terms or conditions of his employment;

               (ii) the Employee has been terminated for Cause hereunder; or

               (iii) the Employee declines to enter into a renewal agreement with the Corporation, and the Corporation has offered a renewal agreement for a period of not less than two years, containing similar terms and conditions as discussed herein.

         9.  Disclosure of Information.  All memoranda, notes, records or other
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documents made or compiled by the Employee or made available to him during the term of his employment concerning the business of the Corporation shall be the Corporation's property and shall be delivered to the Corporation on the termination of the Employee's employment. The Employee shall not use for himself or others, or divulge to others, any proprietary or confidential information of the Corporation, obtained by him as a result of his employment, unless authorized by the Corporation. For purposes of this Section 9, the term "proprietary or confidential information" shall mean all information which is known only to the Employee or to the Employee and the employees, former employees, consultants or others in a confidential relationship with the Corporation and relates to

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specific matters such as trade secrets, marketing
programs, customers, potential customers and vendor lists, pricing and credit techniques, program codes, software design know-how, research and development activities, private processes, and books and records, as they may exist from time to time, which the Employee may have acquired or obtained by virtue of work heretofore or hereafter performed for or on behalf of the Corporation or which he may acquire or may have acquired knowledge of during the performance of said work, and which is not known to others, or readily available to others from sources other than the Employee or officers or other employees of the Corporation, or is not in the public domain. In the event of a breach or a threatened breach by the Employee of the provisions of this Section 9, the Corporation shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, the aforementioned proprietary or confidential information of the Corporation, or from rendering any services to any person, firm, corporation, association or other entity to whom such proprietary or confidential information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein contained shall be construed as prohibiting the Corporation from pursuing any other remedies available to the Corporation for such breach or threatened breach, including the recovery of damages from the Employee.

          10. Restrictive Covenants. (a) The Employee hereby acknowledges and
              ----------------------
recognizes the highly competitive nature of the Corporation's business and accordingly agrees that, in consideration of the premises contained herein, he will not during the Employment Period, until the Designated Date (as hereinafter defined): (i) directly or indirectly engage in any Competitive Activity (as hereinafter defined), whether such engagement shall be as an officer, director, employee, consultant, agent, lender, stockholder, or other participant; or (ii) assist others in engaging in Competitive Activity. As used herein, the term "Competitive Activity" shall mean and include the development and/or marketing of computer hardware and/or software for server-based local area network (LAN) and enterprise wide applications, including but not limited to storage management, data management/monitoring, data security and data communications.

         (b) As used in this Section 10, the "Designated Date" shall mean the following:
                  (i) if the Employee willfully terminates his employment with the Corporation in violation of this Employment Agreement prior to the expiration of the Employment Period, then the "Designated Date" shall mean the second (2nd) anniversary of the effective date of such termination;


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                  (ii) if the Corporation terminates the employment of the
Employee under this Employment Agreement for cause, then the "Designated Date" shall be the second (2nd) anniversary of the effective date of such termination; or

                  (iii) if the Corporation, after the Employment Period, terminates the employment of the Employee without cause, then the term "Designated Date" shall mean the effective date of such termination.

         (c) It is the desire and intent of the parties that the provisions of this Section 10 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 10 shall be adjudicated to be invalid or unenforceable, such provision of this Section 10 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provisions of this Section 10 in the particular jurisdiction in which such adjudication is made. In addition, if the scope of any restriction contained in this Section 10 is too broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and the Employee hereby consents and agrees that such restriction shall be enforced to the maximum extent permitted by law, and the Employee hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

         (d)
                  (i) Employee shall promptly disclose to Employer all Inventions (as defined below) and keep accurate records relating to the conception and reduction to practice of all Inventions. A report shall be submitted by Employee upon completion of any studies or research projects undertaken on Employer's behalf whether or not in the Employee's opinion a given project has resulted in an Invention. Such records shall be the sole and exclusive property of Employer, and the Employee shall surrender possession of the records to Employer upon any suspension or termination of Employee's employment with Employer.

                  (ii) Employee hereby assigns to Employer, without additional consideration to Employee, the entire right, title and interest in and to the Inventions and Work Product (as defined below) and in and to all copyrights, patents, trademarks and any and all other proprietary rights therein or based thereon. Employee agrees that the Work Product shall be deemed to be a "work made for hire." Employee shall execute all such assignments, oaths, declarations and other documents as may be prepared by Employer to obtain and maintain United States and/or foreign letters patent or other

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registrations in connection with any Invention or Work Product, to vest the entire right in any Invention or Work Product and related applications and registrations in Employer and to otherwise effect the foregoing.

                  (iii) Employer, without additional consideration to Employee, shall have the exclusive worldwide and perpetual right to use, make, and sell products and/or services derived from any Inventions, Work Product and other discoveries, concepts, ideas, applications, methods, formulas, techniques, improvements or know-how, whether or not within the scope of Inventions or Work Product but which are obtained, created or made by the Employee during the Employment Period.

                  (iv) Employee shall provide Employer with all information, documentation, and assistance Employer may request to perfect, enforce or defend the proprietary rights in or based on the Inventions and Work Product. Employer, in its sole discretion, shall determine the extent of the proprietary rights, if any, to be protected in or based on the Inventions and Work Product. All such information, documentation and assistance shall be provided by Employee at no additional expense to Employer, except for out-of-pocket expenses which Employee incurred at Employer's request.

                  (v) Inventions shall mean all inventions, processes, methods, formulas, techniques, improvements, modifications and enhancements, whether or not patentable, made or conceived by Employee, whether or not during the hours of Employee's employment or with the use of Employer's facilities, materials or personnel, either solely or jointly, during Employee's employment by Employer, or within one year after termination of such employment, or within two years after termination of such employment if such termination is based on or related to unauthorized use or disclosure of proprietary or confidential information by the Employee.

                  (vi) Work Product shall mean all documentation, software, creative works, know-how and information created, in whole or in part, by Employee during Employee's employment by Employer, whether or not copyrightable or otherwise protectable, excluding Inventions.

         (e) If there is a breach or threatened breach by the Employee of the provisions of this Section 10, the Corporation shall be entitled to an injunction restraining him from such breach. Nothing herein contained shall be construed as prohibiting the Corporation from pursuing any other remedies available for such breach or threatened breach or any other breach of this Employment Agreement.


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

         (f) Employee hereby warrants and represents that he is not prohibited by any agreement or the order of any court from entering into and carrying out the terms of this Agreement. In particular, the Employee, warrants and represents that the scope of his activity is not restricted in any way with respect to the design, development, enhancement, sale, marketing and/or promotion of computer software and hardware.

         11. (a) Notices. All notices required or permitted to be given under
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the provisions of this Employment Agreement shall be in writing and delivered personally or by certified or registered mail, return receipt requested, postage prepaid to the following persons at the following addresses, or to such other persons at such other addresses as any party may request by notice in writing to the other party to this Agreement:

                           If to Employee:
                                    Michael B. Adler
                                    64 Morewood Oaks
                                    Port Washington, NY  11050

                           If to the Corporation:
                                    Cheyenne Software, Inc.
                                    3 Expressway Plaza
                                    Roslyn Heights, NY  11577,
                                    Att: President

                           With a copy to:
                                    Michael Reiner, Esq.
                                    Morrison Cohen Singer & Weinstein
                                    750 Lexington Avenue
                                    New York, NY  10022

         (b) Construction. This Employment Agreement shall be construed with,
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and be governed by, the laws of the State of New York for contracts entered into and to be performed in New York, without regard to principles of conflicts of law.

         (c) Successors and Assigns. This Employment Agreement shall be binding
             ----------------------
on the successors and assigns of the Corporation and shall inure to the benefit and be enforceable by and against its successors and assigns. This Employment Agreement is personal in nature and may not be assigned or transferred by the Employee without the prior written consent of the Corporation.

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         (d) Entire Agreement. This instrument contains the entire understanding
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and agreement between the parties relating to the subject matter hereof and all prior oral and written agreements are extinguished, and neither this Employment Agreement nor any provision hereof may be waived, modified, amended, changed, discharged or terminated, except by an agreement in writing signed by the party against whom enforcement of any waiver, modification, change, amendment, discharge or termination is sought.

         (e) Counterparts. This Employment Agreement may be executed
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simultaneously in counterparts, each of which shall be deemed an original, and all of which counterparts shall together constitute a single agreement.

         (f) Illegality. If any one or more of the provisions of this Employment
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Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         (g) Captions. The captions of the sections hereof are for convenience
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only and shall not control or affect the meaning or construction of any of the terms or provisions of this Employment Agreement.

         IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Agreement the day and year first above written.


                                                CHEYENNE SOFTWARE, INC.




                                                By:  /s/ ReiJane Huai
                                                     -----------------------
                                                     ReiJane Huai, President



                                                By:  /s/ Michael B. Adler
                                                     -----------------------
                                                     Michael B. Adler